EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Wang Gang, Chief Executive Officer and Chief Financial Office of MAG MAGNA CORP. (the “Company”), hereby certify, that, to my knowledge:

1. The Annual Report on Form 10-K for the fiscal year ended April 30, 2025 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 23, 2025	By:	s/ Wang Gang
Wang Gang, Chief Executive Officer/Director
(Principle Executive Officer)
s/ Wang Gang
Wang Gang, Chief Financial Officer/Chief Accounting Officer/Director (Principle Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.